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                                                                  EXHIBIT  23.3


                             CONSENT OF I/PRO




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, as amended, of our name and reports, relating to visitor and listener traffic for NetRadio Corporation which appear in such Prospectus.

I/PRO, Internet Profiles Corporation
May 11, 1999




/s/ Patrizia Owen
--------------------
Patrizia Owen
Vice President, Finance and Administration